UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2019

Aileron Therapeutics, Inc.

(Exact Name of Company as Specified in Charter)

Delaware	001-38130	13-4196017
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

490 Arsenal Way Watertown, MA	02472
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 995-0900

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01	Entry into a Material Definitive Agreement

Securities Purchase Agreement

On March 28, 2019, Aileron Therapeutics, Inc., a Delaware corporation (the “Company”), entered into a securities purchase agreement (the “Securities Purchase Agreement”) with accredited investors (the “Investors”), pursuant to which the Company agreed to issue and sell to the Investors in a private placement an aggregate of (i) 11,838,582 units, consisting of 11,838,582 shares of the Company’s common stock, par value $0.001 per share (the “Shares”), and associated warrants (the “Common Warrants”) to purchase an aggregate of 11,838,582 shares of common stock, for a combined price of $2.01 per unit and (ii) 1,096,741 units, consisting of pre-funded warrants to purchase 1,096,741 shares of the Company’s common stock (the “Pre-Funded Warrants”) and associated Common Warrants to purchase 1,096,741 shares of common stock, for a combined price of $2.01 per unit (the “Offering”). The Pre-Funded Warrants will be exercisable at an exercise price of $0.01 per share and have no expiration. The Common Warrants will be exercisable at an exercise price of $2.00 per share and expire five years from the date of issuance.

The Offering is expected to close on or about April 2, 2019, subject to the satisfaction of customary closing conditions. The Company expects to receive aggregate gross proceeds of approximately $26.0 million, before deducting placement agent fees and offering expenses, and excluding the exercise of any warrants. The Company will pay placement agent fees of approximately $1.7 million. William Blair & Company, L.L.C. is acting as sole placement agent in connection with the Offering.

The Company has granted the Investors indemnification rights with respect to its representations, warranties, covenants and agreements under the Securities Purchase Agreement.

Pre-Funded Warrants

The Pre-Funded Warrants to be issued will be exercisable for shares of the Company’s common stock at any time after the closing of the Offering at an exercise price of $0.01 per share. The Pre-Funded Warrants will be exercisable by net exercise.

The form of Pre-Funded Warrant provides that the number of shares that may be exercised shall be limited to ensure that, following such exercise, the number of shares of common stock beneficially owned by the Investor does not exceed 4.999% of the total number of shares of common stock then issued and outstanding, unless the Investor either (i) waives the limitation or (ii) changes the limitation in which case the number of shares that may be exercised shall be limited to ensure that, following such exercise, the number of shares of common stock beneficially owned by the Investor does not exceed 9.999% of the total number of shares of common stock then issued and outstanding. The form of Pre-Funded Warrant also provides that the Company may not effect any exercise of the Pre-Funded Warrants, and the Pre-Funded Warrants may not be exercised with respect to any portion of the Pre-Funded Warrants, to the extent that such exercise would result in the Purchaser and its affiliates beneficially owning more than 19.99% of the outstanding Common Stock or outstanding voting power of the Company (including shares of Common Stock issuable upon exercise of the Common Warrants).

Common Warrants

The Common Warrants to be issued will be exercisable for shares of the Company’s common stock at any time after the closing of the Offering and prior to the fifth anniversary of the closing at an exercise price of $2.00 per share. The Common Warrants will be exercisable by net exercise.

The form of Common Warrant provides that the number of shares that may be exercised shall be limited to ensure that, following such exercise, the number of shares of common stock beneficially owned by the Investor does not exceed 4.999% of the total number of shares of common stock then issued and outstanding, unless the Investor either (i) waives the limitation or (ii) changes the limitation in which case the number of shares that may be exercised shall be limited to ensure that, following such exercise, the number of shares of common stock beneficially owned by the Investor does not exceed 9.999% of the total number of shares of common stock then issued and outstanding. The form of Common Warrant also provides that the Company may not effect any exercise of the Common Warrants, and the Common Warrants may not be exercised with respect to any portion of the Common Warrants, to the extent that such exercise would result in the Purchaser and its affiliates beneficially owning more than 19.99% of the outstanding Common Stock or outstanding voting power of the Company (including shares of Common Stock issuable upon exercise of the Common Warrants).

Registration Rights Agreement

Also on March 28, 2019, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with the Investors, pursuant to which the Company agreed to register for resale the Shares, as well as the shares of the Company’s common stock issuable upon exercise of the Pre-Funded Warrants and the Common Warrants (the “Warrant Shares”). Under the Registration Rights Agreement, the Company has agreed to file a registration statement covering the resale by the Investors of their Shares and Warrant Shares (together, the “Registrable Securities”) within 30 days following the closing of the Offering. The Company has agreed to use commercially reasonable efforts to cause such registration statement to become effective and to keep such registration statement effective until the date the Shares and Warrant Shares covered by such registration statement have been sold or may be resold pursuant to Rule 144 without restriction. The Company has agreed to be responsible for all fees and expenses incurred in connection with the registration of the Registrable Securities.

In the event (i) the registration statement is not filed within 30 days following the closing date, (ii) the registration statement is not declared effective prior to the earlier of five trading days after the date which the Company is notified by the Securities and Exchange Commission (the “SEC”) that the registration statement will not be reviewed by the SEC staff or is not subject to further comment by the SEC staff, (iii) the registration statement has not been declared effective within 90 days following the closing date, if the SEC staff determines not to review the registration statement, or within 120 days following the closing date if the SEC staff determines to review the registration statement or (iii) after the registration statement has been declared effective by the SEC, sales cannot be made pursuant to the registration statement for any reason other than certain specified reasons, then the Company has agreed to make pro rata payments to each Investor as liquidated damages in an amount equal to 1% of the aggregate amount invested by each such Investor in the Registrable Securities per 30-day period or pro rata for any portion thereof for each such month during which such event continues.

The Company has granted the Investors customary indemnification rights in connection with the registration statement. The Investors have also granted the Company customary indemnification rights in connection with the registration statement.

The foregoing descriptions of the Securities Purchase Agreement, the Pre-Funded Warrants, the Common Warrants and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Securities Purchase Agreement, the Pre-Funded Warrant, the Common Warrant and the Registration Rights Agreement, copies of which are filed as Exhibits 10.1, 10.2, 10.3 and 10.4 hereto, respectively, and incorporated by reference herein.

The representations, warranties and covenants contained in the Securities Purchase Agreement, the Pre-Funded Warrants, the Common Warrants and the Registration Rights Agreement were made solely for the benefit of the parties thereto and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Securities Purchase Agreement, the Pre-Funded Warrants, the Common Warrants and the Registration Rights Agreement are incorporated herein by reference only to provide investors with information regarding the terms thereof and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the SEC.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.02. Based in part upon the representations of the Investors in the Securities Purchase Agreement, the offering and sale of the Shares, Pre-Funded Warrants and Common Warrants will be exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The sales of the Shares, Pre-Funded Warrants and Common Warrants will not be registered under the Securities Act or any state securities laws and the Shares, Pre-Funded Warrants and Common Warrants may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from the registration requirements. The sale of the securities will not involve a public offering and will be made without general solicitation or general advertising. The Investors represented that they are accredited investors, as such term is defined in Rule 501(a) of Regulation D under the Securities Act, and that they are acquiring the Shares, Pre-Funded Warrants and Common Warrants for investment purposes only and not with a view to any resale, distribution or other disposition of the Shares, Pre-Funded Warrants and Common Warrants in violation of the United States federal securities laws.

Item 8.01	Other Events.

On March 29, 2019, the Company issued a press release announcing the Offering. The full text of the press release issued in connection with this announcement is attached as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.

Forward-Looking Statements

Any statements in this Form 8-K about the Company’s future expectations, plans and prospects, including statements about the expected closing of the Offering, anticipated use of proceeds, future operations, and future expectations and plans and prospects for the Company and other statements containing the words “believes,” “anticipates,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “projects,” “targets,” “may,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including whether the conditions for the closing of the private placement will be satisfied; Company’s cash resources will be sufficient to fund its continuing operations for the periods and/or trials anticipated; whether results obtained in preclinical studies and clinical trials will be indicative of results obtained in future clinical trials; whether the Company’s product candidates will advance through the clinical trial process on a timely basis, or at all; whether the results of such trials will warrant submission for approval from the United States Food and Drug Administration or equivalent foreign regulatory agencies; whether the Company’s product candidates will receive approval from regulatory agencies on a timely basis or at all; whether, if product candidates obtain approval, they will be successfully distributed and marketed; whether the Company will be able to enter into additional collaborations; and other factors discussed in the “Risk Factors” section of the Company’s Form 10-K for the year ended December 31, 2018, filed on March 29, 2019, and risks described in other filings that the Company may make with the Securities and Exchange Commission. Any forward-looking statements contained in this Form 8-K speak only as of the date hereof, and the Company specifically disclaims any obligation to update any forward-looking statement, whether because of new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Securities Purchase Agreement, dated March 28, 2019, by and among the Company and the persons party thereto (the “Purchase Agreement”)

10.2	Form of Pre-Funded Warrant to Purchase Common Stock to be issued pursuant to the Purchase Agreement

10.3	Form of Warrant to Purchase Common Stock to be issued pursuant to the Purchase Agreement

10.4	Registration Rights Agreement, dated March 28, 2019, by and among the Company and the persons party thereto

99.1	Press Release, dated March 29, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aileron Therapeutics, Inc.

Date: March 29, 2019	By:	/s/ Donald V. Dougherty
Donald V. Dougherty
Chief Financial Officer